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                                                                     EXHIBIT (j)

[LOGO]  LOPEZ
        EDWARDS
        FRANK
        & CO., LLP
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CERTIFIED       PUBLIC     ACCOUNTANTS
MEMBER MACINTYRE STRATER INTERNATIONAL


                                        FEBRUARY 22, 1999



Ms. Lisa D. Levey
W.P. Stewart & Co., Growth Fund Inc.
527 Madison Ave.
New York, NY 10022


                                        Re: W.P. Stewart & Co. Growth Fund, Inc.


Dear Ms. Levey:

        As independent public accountants of W.P. Stewart & Co. Growth Fund, Inc., we hereby consent to the incorporation by reference of the annual report to shareholders in the annual registration statement, as well as to all references to our firm included or made part of this registration statement.

                                        Very truly yours,

                                        /s/ Rocco Macri, CPA
                                        --------------------------------------
                                        Rocco Macri
                                        For LOPEZ EDWARDS FRANK & CO., LLP

:cm
cc: Gregory N. Bressler, Esq.


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